UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2022

Green Hygienics Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13795 Blaisdell Place, Suite 202, Poway, CA	92064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 802-0299

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 24, 2022, Green Hygienics Holdings, Inc.  (“GRYN” or Company) received and accepted the resignation of Ronald Loudoun as Chief Executive Officer, President, Treasurer, Secretary and Director of the Company effective immediately.

The Company will elevate the services of Todd Mueller as Chief Financial Officer to also include Secretary, Treasurer and Director and preside as the Interim Chief Executive Officer.  Mr. Mueller is an established professional who has held executive senior-level positions for both private and public traded companies during his 30 plus years career. For the past 15 years, Todd has worked as a fractional CFO for various client companies including for the Company. He has provided his talents to build highly effective financial processes and procedures to handle rapid growth, provide disciplines and leadership, and raise the appropriate financial capital to provide stability during all stages of the company’s life. In addition, Mr. Mueller is adept at providing projected financial, valuation, and cash management modeling that supports strategic executive management of the company for day-to-day and a projected future. He is regarded as a highly analytical decision-maker, experienced in building companies, along with a proven history of generating corporate productivity.

Additionally, the Company will promote Daniel Claycamp from a Scientific Advisory member to assume the duties of President and Director.  Mr. Claycamp is the past Vice President of Operations for GenCanna Global USA. He is an experienced professional with over 34 years of experience providing executive management for engineering, construction, environmental, and operational activities on several food-grade grain milling, food processing, biofuels, hemp, and cannabis facilities. Dan has also successfully managed greenfield projects in Wisconsin, Illinois, Missouri, and Kentucky from concept design to operational cash flow, with the latest project being an $83M food-grade hemp processing facility. Mr. Claycamp is a graduate of Kansas State University, with a Bachelor of Science degree in Milling Science and Management. He has held senior management positions at top milling companies, including Quaker Oats, Bunge, SEMO Milling, Didion Milling, and United Maize. Dan has successfully managed and directed teams to execute pathways for successful 3rd party accreditations, licenses, permits, and compliance with governing agencies like the FDA, USDA, EPA, ESSA, OSHA, FSMA, SQF, and BRC in the grain milling and food industries. He has also managed and developed supply chain platforms from suppliers to customers that have met and exceeded company visions, goals, and objectives, all focusing on being environmentally friendly and green.

Additionally, the Company will promote Scott Slyker from Manufacturing Director to Chief Technical Officer. Mr. Slyker is a motivated, professional entrepreneur in the cannabis industry with more than ten years of expertise in various extraction and refinement techniques at scale and purification, separation, and isolation of various compounds in cannabis. His reputation and dedication have led him to worldwide industry leaders like Gencanna, Carredi Supercritical and Alden Botanicals, where he was involved in developing new state-of-the-art improvements in technology.

With these changes the Company will realign to its core competencies while focusing on the continued building of the Company as well as, and press forward with meeting the requirements to get its SEC reporting and NASDAQ listing current and compliant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENICS HOLDINGS, INC.

(Registrant)

Date: November 29, 2022	By:	/s/ Todd Mueller
Todd Mueller
Interim Chief Executive Officer and Chief Financial Officer

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